UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2023, IDEAYA Biosciences, Inc. (the “Company”) entered into a Lease (the “Lease”), dated June 1, 2023, with DW LSP 5000 Shoreline, LLC (“Landlord”). Pursuant to the Lease, the Company will lease approximately 44,000 square feet of integrated laboratory and office space at 5000 Shoreline Court, South San Francisco, adjacent to and in replacement of the Company’s current headquarters in South San Francisco. The Lease will have an initial term of ten (10) years from the date that the Company first occupies the facility, which is expected to be in the second or third quarter of 2024, or mid-2024. Pursuant to the Lease, the Company has two (2), 5-year options to renew the lease at the then-prevailing market rental rate. The Lease provides for total base rent over the initial term, net of rent abatement, of thirty-six million seven hundred sixty-five thousand seven hundred seventy-seven dollars in U.S. dollars ($36,765,777 USD). The Lease contains customary provisions allowing Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods. The Company and Landlord have made customary representations, warranties and covenants in the Lease.

The new facility is being newly built out by the Landlord with a fit-for-purpose design under a turnkey model. The Company is not anticipating any material tenant improvement costs associated with the buildout. The new facility will enable additional program lead development, translational oncology and chemistry capabilities. The Company anticipates that its cash, cash equivalents and marketable securities will fund its operations into 2027, inclusive of projected operating expenses under the Lease.

The foregoing is only a summary description of the terms of the Lease, does not purpose to be complete and is qualified in its entirety by reference to the Lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2023.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements related to (i) the timing for occupancy of the new facility, (ii) the extent of tenant improvement costs to the Company, and (iii) the extent to which IDEAYA’s existing cash, cash equivalents, and marketable securities will fund its planned operations. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including the Company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the Company’s ability to successfully establish, protect and defend its intellectual property, the effects on the Company’s business of the worldwide COVID-19 pandemic, the ongoing military conflict between Russia and Ukraine, and other matters that could affect the sufficiency of existing cash to fund operations. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are made only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s Quarterly Report on Form 10-Q dated May 9, 2023 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.
Date: June 6, 2023	By: /s/ Yujiro Hata Yujiro Hata President and Chief Executive Officer

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